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                                                                    EXHIBIT 99.2


    CROSS MEDIA ANNOUNCES CIVIL ACTION FILED BY THE FEDERAL TRADE COMMISSION

                              --------------------

     ALLEGES MAGAZINE TELEPHONE SALES OPERATIONS VIOLATED LEGAL REQUIREMENTS

New York, NY - April 10, 2002 -- PR Newswire Cross Media Marketing Corporation (AMEX XMM), a technology-driven targeted marketing company, announced that the Federal Trade Commission filed a complaint yesterday against Cross Media, its wholly-owned subsidiary, Media Outsourcing, Inc., and certain of their officers, alleging that the Company's magazine division had violated the Telemarketing Sales Rule, the Federal Trade Commission Act and a 1996 FTC order entered into by Direct Sales International, Inc., a predecessor company.

"Cross Media management was completely surprised by this action," stated Ronald Altbach, Chairman and Chief Executive Officer. "Since our acquisition of the assets of Direct Sales International, our magazine division, in January of 2000, we have taken regulatory issues very seriously and believe that we have been, and are, in compliance with all telemarketing and other regulatory requirements including the 1996 consent order entered into by the former owner. As a result, we hope to reach an expeditious resolution of this matter."

Mr. Altbach continued, "In addition, it should be noted that Cross Media is a multi-channel, multi-product marketing organization and this action relates only to the Company's magazine operations. Our recent acquisitions of National Syndications, Inc. and LifeMinders, Inc., which market products and services unrelated to magazines, are not impacted by this action.

The Company has scheduled a conference call for today at 9:30 a.m. Eastern. Mr. Altbach and other members of the executive management team will be available to answer questions and discuss the action. Investors can e-mail questions in advance of the call to Alfonso J. Cervantes, Senior Vice President, Business Development at acervantes@xmmcorp.com. This call is being webcast by CCBN and can be accessed at Cross Media's web site at www.xmmcorp.com. Investors may also access the call by dialing 800.288.8968 or from an international location by calling 612.288.0337. Cross Media has requested that the American Stock Exchange delay the opening of the Company's stock until 10:30 a.m. which will allow completion of the conference call and dissemination of information.

The webcast will also be distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network such as America Online's Personal Finance Channel, Fidelity Investments(R) (Fidelity.com) and
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others. Institutional investors can access the call via CCBN's password protected event management site, StreetEvents (www.streetevents.com).

      ABOUT CROSS MEDIA

Cross Media Marketing Corporation is a leading technology-driven marketing company engaged in sophisticated targeted marketing utilizing multiple direct marketing channels. For more information about Cross Media, the Company encourages potential investors to visit the Investor Relations section of www.xmmcorp.com.
(iii)
(iv) CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Cross Media intends that these forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements are based on current expectations of management but involve certain risks and uncertainties. Cross Media's actual results, performance or achievements could differ materially from the results, performance or achievements projected in, or implied by, such forward-looking statements as a result of risk factors, including, without limitation, the following: Cross Media's ability to integrate the recently acquired LifeMinders and National Syndications, Inc. operations and to make additional strategically appropriate acquisitions; the adequacy of accounts receivable reserves and other significant estimates, changes in economic conditions or a material decline in the availability of consumer credit, interest rate fluctuations risks relating to government regulation of telemarketing and Internet marketing activities, Cross Media's ability to exploit its database and technological innovations and potential dilution. These factors are described in detail in Cross Media's filings with the Securities and Exchange Commission, including, where applicable, its most recent filing on Form 10-KSB. Cross Media does not assume any responsibility to update the information included in this press release, whether as a result of new information, future events or otherwise.

CONTACT: ALFONSO J. CERVANTES
SENIOR VICE PRESIDENT, BUSINESS DEVELOPMENT
212-457-1179
ACERVANTES@XMMCORP.COM